FOR IMMEDIATE RELEASE

American Realty Capital Healthcare Trust
Sets First Quarter 2014 Earnings Release Date and Webcast

New York, New York, April 28, 2014 — American Realty Capital Healthcare Trust, Inc. (“ARC Healthcare” or the “Company”) (NASDAQ: “HCT”), announced today that it will release its financial results for the first quarter of 2014 on Tuesday, May 13, 2014 after the market close.

The Company will host an earnings conference call reviewing these results and its operations the following day on Wednesday, May 14, 2014, beginning at 1:00 p.m. ET. The call will be conducted by Nicholas S. Schorsch, the Company’s Executive Chairman, Thomas P. D’Arcy, Chief Executive Officer and Edward F. Lange, Jr., Chief Financial Officer.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the HCT website, www.archealthcaretrust.com, in the "Investor Relations" section. To listen to the live call, please go to the Company's "Investor Relations" section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the HCT website.

Conference Call Details

Live Call
Domestic Dial In (Toll Free):	1-888-317-6003
International Dial In (Toll Free):	1-412-317-6061
Canada Dial In (Toll Free):	1-866-284-3684
Participant Elite Entry Number:

Conference Replay*
Domestic Dial In (Toll Free):	1-877-344-7529
International Dial In (Toll Free):
Canada Dial In (Toll Free):	1-855-669-9658
Conference Number:	10045435

*Available one hour after the end of the conference through End Date: Jun 12, 2014 at 9:00 a.m. ET.

About ARC Healthcare

ARC Healthcare (NASDAQ: HCT) is a real estate investment trust with a dedicated portfolio of healthcare assets focused primarily on medical office and seniors housing with additional investments in post-acute/skilled nursing facilities  and hospitals.   Since its inception in 2010, ARC Healthcare has raised and invested approximately $2.0 billion, creating a portfolio comprised of 141 properties in 27 states. Additional information about ARC Healthcare can be found on its website at www.archealthcaretrust.com. ARC Healthcare may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of ARC Healthcare’s Annual Report on Form 10-K filed on February 26, 2014. Further, forward-looking statements speak only as of the date they are made, and ARC Healthcare undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts
Anthony J. DeFazio	Edward F. Lange, Jr., CFO
DDCworks	American Realty Capital Healthcare Trust, Inc.
tdefazio@ddcworks.com	elange@arlcap.com
Ph: (484) 342-3600	Ph: (212) 415-6500

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
Ph: (917) 475-2135